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                                                                   EXHIBIT 24.2

                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, on this 16th day of February, 1994, the undersigned directors and officers of Capital Holding Corporation (the "Company") each constitutes and appoints Robert L. Walker, Elaine J. Robinson,
R. Michael Slaven, and Gregory P. Givan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a joint Registration Statement on Form S-3 of the Company and a subsidiary of the Company to be organized under the laws of the Cayman Islands or the Turks and Caicos Islands (or such other jurisdiction as the Special Committee of the Board of Directors of the Company shall select) (the "Subsidiary"), relating to the Subsidiary's sale of up to 5,000,000 shares of preferred stock, the loan to the Company of the proceeds from such sale of preferred stock pursuant to a loan agreement between the Company and the Subsidiary, and the Company's guarantee of amounts payable by the Subsidiary in respect of such preferred shares, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.


                                       CAPITAL HOLDING CORPORATION


                                       By:       IRVING W. BAILEY II
                                           -------------------------------
                                           Irving W. Bailey II
                                           Chairman of the Board,
                                           President and
                                           Chief Executive Officer



      IRVING W. BAILEY II                         ROBERT L. WALKER
- -------------------------------            -------------------------------
Irving W. Bailey II,                       Robert L. Walker,
Chairman of the Board,                     Senior Vice President-Finance
President and                              and Chief Financial Officer
Chief Executive Officer                    (Principal Financial Officer)
(Principal Executive Officer)


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

      STEVEN T. DOWNEY                  JOHN L. CLENDENIN
- -----------------------------       -----------------------------
Steven T. Downey,                   John L. Clendenin, Director
Vice President and Controller
(Principal Accounting Officer)



                                        JOSEPH F. DECOSIMO
- -----------------------------       -----------------------------
John M. Cranor, III, Director       Joseph F. Decosimo, Director



      LYLE EVERINGHAM                   RAYMOND V. GILMARTIN
- -----------------------------       -----------------------------
Lyle Everingham, Director           Raymond V. Gilmartin, Director



      J. DAVID GRISSOM                  WATTS HILL, JR.
- -----------------------------       -----------------------------
J. David Grissom, Director          Watts Hill, Jr., Director



     F. WARREN MCFARLAN                 MARTHA R. SEGER
- -----------------------------       -----------------------------
F. Warren McFarlan, Director        Martha R. Seger, Director



                                        LARRY D. THOMPSON
- -----------------------------       -----------------------------
Florence R. Skelly, Director        Larry D. Thompson, Director



- -----------------------------
John L. Weinberg, Director
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